EXHIBIT 99.1

Portland General Electric One World Trade Center 121 SW Salmon Street Portland, Oregon 97204 News Release

FOR IMMEDIATE RELEASE	Media Contact:
Gail Baker
Director, Corporate Communications
Phone: 503-464-8693

Investor Contact:
Bill Valach
Director, Investor Relations
Phone: 503-464-7395

Portland General Electric Company announces intent to file

a universal shelf registration statement

Portland, Ore. — May 3, 2007 — Portland General Electric Company (NYSE: POR) announced today that it intends to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission for the offer and sale of securities by the company. The registration statement is expected to include some or all of the PGE common stock held by the Disputed Claims Reserve to be sold in one or more underwritten secondary offerings. PGE intends to file the registration statement in the second quarter of 2007.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.

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About Portland General Electric Company

Portland General Electric Company, headquartered in Portland, Ore., is a fully integrated electric utility that serves approximately 796,000 residential, commercial and industrial customers in Oregon. Visit our Web site at www.PortlandGeneral.com.

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Source: Portland General Electric Company